SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 7, 2000

                         ROLLERBALL INTERNATIONAL, INC.
               (Exact name of Registrant as specified in charter)

         Delaware                    0-296620                    95-4478767
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)            Identification No.)

  9255 Doheny Road, Suite 2705  Los Angeles, CA                   90069
    (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code (310) 275-5313

          (Former name or former address, if changed since last report)

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Item 4.  Change of Registrant's Certifying Accountant.

         On February 28, 2000, Ernst & Young, LLP, which acted as the independent accountants to Rollerball International, Inc. (the "Company") with respect to the fiscal years ended December 31, 1997 and 1998, notified the Company that it was resigning as the Company's independent accountants. The resignation of Ernst & Young was not recommended and approved by the Board of Directors of the Company or the audit committee of the Board of Directors. Ernst & Young's resignation is not the result of any disagreement with the Company on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure. Management of the Company has accepted the resignation of Ernst & Young in order to significantly reduce the Company's audit and income tax preparation costs. Management intends to recommend a new accounting firm within the next several days.

         The reports of Ernst & Young on the Company's financial statements for the two fiscal years ended December 31, 1997 and 1998 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years and in the subsequent interim periods, there were no disagreements with Ernst & Young on any matters of accounting principles, or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the matter in their report.

Item 7. Exhibits

16.      Letter on change in certifying accountants from Ernst &Young, LLP

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ROLLERBALL INTERNATIONAL, INC.
                                                  (Registrant)

                                                  By: /s/ Jack Forcelledo
                                                      -----------------------
                                                      Jack Forcelledo
                                                      Chief Executive Officer

Dated: March 7, 2000

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